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News Release Hewlett Packard Enterprise Completes Spin-off and Merger of its Enterprise Services Business with CSC

•	Separation of Enterprise Services business unlocks a stronger, more focused HPE

•	Transaction delivers approximately $13.5 billion in expected after-tax value to HPE and its stockholders

•	As expected, HPE adjusts FY17 outlook to reflect the completion of the spin-off

Editorial contact

Kate Holderness
corpmediarelations@hpe.com

HPE Investor Relations
Investor.relations@hpe.com

PALO ALTO, Calif., April 3, 2017 – Hewlett Packard Enterprise (NYSE: HPE) ("HPE") today announced that it has successfully completed the previously announced separation of its Enterprise Services business (“ES” or “Everett Spinco”), and merged it with Computer Sciences Corporation (“CSC”) to create DXC Technology (“DXC”).

A Stronger HPE
The spin-merge of the ES business unlocks a stronger, more focused HPE, well positioned to compete and win in today’s rapidly changing market.

As planned, HPE will now execute a clear and ambitious strategy based on three key pillars: First, making hybrid IT simple through secure, software-defined offerings that enable customers to move data seamlessly across their traditional data centers, private and public cloud environments. Second, redefining IT outside of the data center by powering the emerging intelligent edge that will run campus, branch, and Industrial IoT applications. Third, providing the world-class expertise and flexible consumption models to help customers transform their IT environments.

“The close of this transaction leaves HPE with a crystal clear mission, tied directly to the solutions our customers and partners tell us they want most,” said Meg Whitman, president and chief executive officer of Hewlett Packard Enterprise. “I am also particularly proud that this transaction will deliver approximately $13.5 billion in value to HPE and its stockholders, which is almost sixty percent higher than when it was first announced last year.”

Services Remains Core to HPE’s Strategy
To provide the expertise and financial services support customers need, HPE will retain and continue to invest in Pointnext, its technology services organization that draws on the expertise of more than 25,000 specialists in 80 countries to support customers across Advisory and Transformation Services, Professional Services and Operational Services. These teams collaborate with businesses worldwide to speed their adoption of emerging technologies, including cloud computing and hybrid IT, big data and analytics, the Intelligent Edge and Internet of Things (IoT).

HPE will also maintain a strong relationship with DXC, with agreements in place to support current customers and to grow business over time. Meg Whitman will join the board of DXC. In addition, HPE will build valuable new partnerships with other leading IT services companies.

Transaction Delivers $13.5 billion in Value to HPE and its Stockholders
The transaction is expected to deliver approximately $13.5 billion in value to HPE and its stockholders on an after-tax basis. This includes an equity stake in DXC for HPE’s stockholders, a cash dividend payment to HPE and DXC’s assumption of debt and other liabilities.

With the close of the transaction, HPE stockholders received approximately 0.086 shares of common stock in the new company for each share of HPE common stock that they held since the applicable record date. As previously announced, approximately 50.1% of the outstanding shares of DXC common stock is now held by pre-merger HPE stockholders and approximately 49.9% of the outstanding shares of DXC common stock has been issued to pre-merger CSC stockholders. The total value of the equity for HPE stockholders is valued at approximately $9.5 billion.

In addition, as a result of the transaction, HPE received a $3 billion special cash payment, with $1.5 billion earmarked for the retirement of existing debt. Also, DXC assumed $600 million of net pension liability and $400 million of existing debt, consistent with the previous descriptions of the transaction structure.

HPE Adjusts Outlook to Remove ES Financials
As a result of the successful separation of its Enterprise Services business, HPE is adjusting its financial outlook to reflect the partial-year contribution from ES, since ES will no longer contribute to HPE financials going forward. This adjustment is consistent with HPE’s normal approach following the close of a transaction.

Accordingly, HPE is adjusting its fiscal 2017 second quarter and full year outlook in connection with today’s announcement. As previously disclosed, the ES transaction will impact HPE’s second quarter diluted net earnings per share (EPS) by approximately $0.08, including ES-related stranded costs, and will impact fiscal 2017 diluted net EPS by approximately $0.42, including ES-related stranded costs. Other than the adjustments for the close of the transaction, HPE is maintaining its outlook.

HPE now expects fiscal 2017 second quarter non-GAAP diluted net EPS to be $0.33 to $0.37, from its prior outlook of $0.41 to $0.45, and fiscal 2017 non-GAAP diluted net EPS to be $1.46 to $1.56, from its prior outlook of $1.88 to $1.98. Fiscal 2017 and second quarter diluted net EPS estimates exclude after-tax costs related primarily to separation costs, restructuring charges and the amortization of intangible assets.

From a GAAP perspective, HPE now expects the fiscal 2017 second quarter GAAP diluted net EPS to be ($0.07) – ($0.03), from its prior outlook of ($0.03) to $0.01 and fiscal 2017 GAAP diluted earnings per share to be $0.27 - $0.37, from its prior outlook of $0.60 to $0.70.

Also, similar to the separation of HPE and HPI and as discussed on HPE’s fiscal 2017 first quarter conference call, the spinoff of ES will likely cause a one-time non-cash GAAP-only charge in the second quarter from certain changes to HPE’s legal structure. The details of these changes are still being finalized. So HPE has not incorporated the impact to its GAAP outlook, but expects them to result in a material write-down of deferred tax assets.

About Hewlett Packard Enterprise
HPE is an industry-leading technology company that enables customers to go further, faster. With the industry's most comprehensive portfolio, spanning the cloud to the data center to workplace applications, our technology and services help customers around the world make IT more efficient, more productive and more secure.

Forward-looking statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, net earnings, net earnings per share, or other financial items; any statements of the plans, strategies and objectives of management for future operations, other statements of expectation or belief; and any statements or assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise’s businesses; the competitive pressures faced by Hewlett Packard Enterprise’s businesses; risks associated with executing Hewlett Packard Enterprise’s strategy; the impact of macroeconomic and geopolitical trends and events; the results of the completed and ongoing divestiture transactions or restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of Hewlett Packard Enterprise’s business) and the anticipated benefits of the transactions or of implementing the restructuring plans; and other risks that are described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016 and subsequent Quarterly Reports on Form 10-Q.
The financial information set forth in this press release, reflects estimates based on information available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in the Hewlett Packard Enterprise Quarterly Report on Form 10-Q for the quarter ended April 30, 2017. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements.

Use of non-GAAP financial measures
To supplement Hewlett Packard Enterprise’s financial statement information presented on a GAAP basis, Hewlett Packard Enterprise provides forecasts of non-GAAP diluted net earnings per share.
These non-GAAP financial measures are not computed in accordance with, or as an alternative to, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share is diluted net earnings per share.
Use and economic substance of non-GAAP financial measures used by Hewlett Packard Enterprise
Non-GAAP diluted net earnings per share consists of diluted net earnings per share excluding any charges relating to the amortization of intangible assets, restructuring charges, charges relating to the separation and divestiture transactions, acquisition and other related charges, defined benefit plan settlement charges and remeasurement benefit and valuation allowances and separation taxes, adjustments to loss from equity interest, tax indemnification adjustments and tax settlements. In addition, non-GAAP diluted net earnings per share is adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item. Hewlett Packard Enterprise’s management uses these non-GAAP financial measures for purposes of evaluating Hewlett Packard Enterprise’s historical and prospective financial performance, as well as Hewlett Packard Enterprise’s performance relative to its competitors. Hewlett Packard Enterprise’s management also uses these non-GAAP measures to further its own understanding of Hewlett Packard Enterprise’s segment operating performance.

Hewlett Packard Enterprise believes that excluding the items mentioned above from these non-GAAP financial measures allows Hewlett Packard Enterprise’s management to better understand Hewlett Packard Enterprise’s consolidated financial performance in relation to the operating results of Hewlett Packard Enterprise’s segments, as Hewlett Packard Enterprise’s management does not believe that the excluded items are reflective of ongoing operating results.